SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant's telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
           240.14d-2(b)).

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR
           240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

            On October 20, 2005, the shareholders of the Registrant approved (i) an amendment to the Stock Option and Incentive Plan (the "Plan"), (ii) an amendment to the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (the "1999 Plan"), (iii) the Performance Share Plan (the "Performance Plan"), (iv) the Restricted Stock Unit Plan, and (v) the Profit Sharing Plan.

The Plan.  The amendment to the Plan, among other matters, increased the number of shares of Company Stock available for awards under the Plan by an additional 4,000,000 shares, increased the limit of the total number of shares of restricted stock that may be issued pursuant to the Plan by an additional 2,500,000 shares and limited the maximum time period for exercise of any stock option to 10 years from the date of grant.  The more detailed summary of the Plan is hereby incorporated by reference to Proposal 3 of the Registrant's Notice of Annual Meeting of Shareholders to be held on October 20, 2005 and Proxy Statement filed on September 12, 2005 (the "2005 Proxy Statement").  A copy of the Plan is also hereby incorporated by reference to Exhibit 10(c) to annual report on Form 10-K for the year ended June 29, 2005, filed on September 12, 2005 (the "2005 Annual Report").

The 1999 Plan.  The amendment to the 1999 Plan, among other matters, increased the number of shares of Common Stock available for awards under the Plan by an additional 500,000 shares, and limited the maximum time period for exercise of any stock option to 10 years from the date of grant.  The more detailed summary of the 1999 Plan is hereby incorporated by reference to Proposal 4 of the 2005 Proxy Statement.  A copy of the 1999 Plan is also hereby incorporated by reference to Exhibit 10(d) to the 2005 Annual Report.

The Performance Plan.  The Performance Plan is a non-qualified, performance-related, long-term plan in which all officers of the Registrant and its restaurant concepts participate.  The Performance Plan uses overlapping three-year cycles paid annually.  Each participant will be assigned a specific target payout of "Performance Shares" by the Compensation Committee of the Board of Directors.  Each Performance Share is a right to receive a certain number of shares of Common Stock of the Registrant upon satisfaction of performance goals and/or measures specified by the Compensation Committee.  The more detailed summary of the Performance Plan is hereby incorporated by reference to Proposal 5 of the 2005 Proxy Statement.

The Restricted Stock Unit Plan.  The Restricted Stock Unit Plan is a non-qualified, long-term plan in which certain key employees of the Registrant participate.  The Restricted Stock Unit Plan uses overlapping three-year cycles paid annually.  Each participate will be assigned a specific target payout of "Restricted Stock Units" by the Compensation Committee.  Each Restricted Stock Unit is a right to receive a certain number of shares of Common Stock of the Registrant upon satisfaction of performance goals and/or other measures specified by the Compensation Committee.  The more detailed summary of the Restricted Stock Unit Plan is hereby incorporated by reference to Proposal 6 of the 2005 Proxy Statement.

The Profit Sharing Plan.  The Profit Sharing Plan is a non-qualified annual incentive arrangement in which all corporate employees, including executives, and certain restaurant concept team employees, including executives, participate.  Each participating employee is assigned an Individual Participation Percentage ("IPP") of the base salary for such employee.  Payouts under the Total Business Return Component and Individual Performance Component are primarily based on a formula that multiplies a participating employee's IPP times that employee's base wages during the fiscal year times the applicable factor to measure (i) with respect to the Total Business Return Component, the difference between the Registrant's (or restaurant concept's or a designated individual Registrant department's) actual and planned performance, and (ii) with respect to the Individual Performance Component, the individual employee's performance achievement.  Planned performance parameters related to the Total Business Return Component based on the Registrant's (or restaurant concept's or a designated individual Registrant department's) annual plan are approved by the Compensation Committee prior to the beginning of the fiscal year.  The more detailed summary of the Profit Sharing Plan is hereby incorporated by reference to Proposal 7 of the 2005 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: October 24, 2005	By: /s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board,
President and Chief Executive Officer